Contacts:
Jonathan Kennedy, CFO	Scott Lewis, Media Relations
Intersil Corporation	Intersil Corporation
(408) 546-3399	(408) 546-3416
investor@intersil.com	slewis@intersil.com

Intersil Corporation Announces Restructuring Initiatives

Milpitas, CA,  February 19, 2013 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors, today announced restructuring initiatives designed to prioritize the company’s sales and development efforts, strengthen financial performance and improve cash flow.

The restructuring plans will be substantially completed during the first quarter of 2013 and are expected to reduce annual operating expenses by approximately $30 million.  A restructuring charge of approximately $15 million for severance related benefits is expected during the first quarter of 2013.

“Today’s market requires us to sharpen our focus on core strengths and markets where we can offer superior value to our customers,” said Jim Diller, Interim President and Chief Executive Officer. “Today, we are announcing plans designed to ensure that Intersil remains well-positioned and appropriately structured for sustainable, long-term growth and profitability.”

The refocusing effort will reduce the company’s global work force by approximately 18%.  Costs savings are expected to be achieved through reductions in work force and increased focus on new product development efforts.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The company's products address some of the largest markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil, visit our website at www.intersil.com.

Forward-Looking Statements

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

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